INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated January 10, 2000, in the Registration Statement and related Prospectus of
  The Municipal Bond Trust, Series 228.
  /s/ ERNST & YOUNG LLP
  New York, New York
  January 25, 2000